As filed with the Securities and Exchange Commission on May 23, 2013

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REYNOLDS AMERICAN INC.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	20-0546644
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

401 North Main Street Winston-Salem, NC 27101 (336) 741-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

McDara P. Folan, III, Esq.

Senior Vice President, Deputy General Counsel and Secretary

Reynolds American Inc.

401 North Main Street Winston-Salem, NC 27101

(336) 741-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

David M. Eaton, Esq.

Kilpatrick Townsend & Stockton LLP

Suite 2800, 1100 Peachtree Street

Atlanta, GA, 30309-4528

(404) 815-6500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)
Guarantees of Debt Securities	(2)	(2)

(1)	An indeterminate aggregate offering price of securities is being registered as may be offered and sold from time to time at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, payment of the registration fee payable in connection with this registration statement is being deferred.
(2)	The obligations of Reynolds American Inc. under its debt securities may be fully and unconditionally guaranteed by subsidiaries of Reynolds American Inc. that are listed on the following page under the caption “Table of Additional Registrants.” Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate registration fee is required in connection with such guarantees.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices

American Snuff Company, LLC	Delaware	62-1691028	5106 Tradeport Drive Memphis, TN 38141 (901) 761-2050

Conwood Holdings, Inc.	Delaware	20-4771396	401 North Main Street Winston-Salem, NC 27101 (336) 741-2000

Reynolds Finance Company	Delaware	51-0380116	1007 North Orange Street Suite 1402 Wilmington, DE 19801 (302) 425-3550

Reynolds Innovations Inc.	North Carolina	56-1972826	401 North Main Street Winston-Salem, NC 27101 (336) 741-5700

R. J. Reynolds Global Products, Inc.	Delaware	04-3625474	401 North Main Street Winston-Salem, NC 27101 (336) 741-5000

R. J. Reynolds Tobacco Co.	Delaware	66-0285918	401 North Main Street Winston-Salem, NC 27101 (336) 741-5000

R. J. Reynolds Tobacco Company	North Carolina	73-1695305	401 North Main Street Winston-Salem, NC 27101 (336) 741-5000

R.J. Reynolds Tobacco Holdings, Inc.	Delaware	56-0950247	401 North Main Street Winston-Salem, NC 27101 (336) 741-5500

RAI Services Company	North Carolina	38-3792301	401 North Main Street Winston Salem, NC 27101 (336) 741-4500

Rosswil LLC	Delaware	36-4348321	813 Ridge Lake Boulevard Memphis, TN 38120 (901) 761-2050

Santa Fe Natural Tobacco Company, Inc.	New Mexico	85-0394268	One Plaza La Prensa Santa Fe, NM 87507 (505) 982-4257

PROSPECTUS

DEBT SECURITIES

Reynolds American Inc., referred to as RAI, may offer and sell its debt securities from time to time in one or more offerings pursuant to this prospectus. The debt securities may consist of debentures, notes or other evidences of indebtedness. The obligations of RAI under its debt securities will be guaranteed by certain of RAI’s direct and indirect subsidiaries, unless provided otherwise in the applicable prospectus supplement. This prospectus contains a summary description of these securities. Each time that the securities are offered for sale using this prospectus, a supplement to this prospectus will be provided that contains the specific terms of the offered securities and the offering. RAI’s debt securities and any related guarantees may be secured as and to the extent described in the applicable prospectus supplement. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of RAI’s securities.

RAI may offer and sell its debt securities to or through agents, dealers or underwriters from time to time, or through a combination of these methods. If any underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth the names of the underwriters and any applicable commissions or discounts. RAI may also sell securities directly to investors.

Investing in these securities involves certain risks. See “Risk Factors” in our other filings with the Securities and Exchange Commission and in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 23, 2013

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or free writing prospectus. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than their respective dates. Neither the delivery of this prospectus nor any sales made hereunder shall under any circumstances create an implication that there has been no change in the affairs of RAI or its subsidiaries since then.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, nor does it constitute an offer to sell or the solicitation of an offer to buy such securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation.

Unless otherwise indicated, references to “RAI,” “we,” “us” and “our” refer to Reynolds American Inc. and not to any of its existing or future subsidiaries. We refer to our reportable operating segments as follows:

•	“American Snuff” means the operating segment comprised of the primary operations of American Snuff Company, LLC;

•	“RJR Tobacco” means the operating segment comprised of the primary operations of R. J. Reynolds Tobacco Company; and

•	“Santa Fe” means the operating segment comprised of the primary operations of Santa Fe Natural Tobacco Company, Inc.

In addition, references to:

•	“RJR” means RAI’s direct, wholly owned subsidiary, R.J. Reynolds Tobacco Holdings, Inc.;

•	“B&W” means Brown & Williamson Holdings, Inc., RAI’s largest shareholder; and

•	“BAT” means British American Tobacco p.l.c., B&W’s parent.

i

REYNOLDS AMERICAN INC.

Reynolds American Inc. is a holding company whose reportable operating segments include the second largest cigarette manufacturer in the United States, RJR Tobacco; the second largest smokeless tobacco products manufacturer in the United States, American Snuff; and the manufacturer of the fastest growing super-premium cigarette brand, Santa Fe. Niconovum AB, which markets nicotine replacement therapy products in Sweden, and R. J. Reynolds Vapor Company, which recently has introduced an electronic cigarette in limited U.S. distribution, among other RAI subsidiaries, are included in the All Other segment.

RJR Tobacco’s brands include many of the best-selling cigarettes in the United States: CAMEL, PALL MALL, WINSTON, KOOL, DORAL and SALEM. Those brands, and its other brands, including MISTY and CAPRI, are manufactured in a variety of styles and marketed in the United States. RJR Tobacco also manages contract manufacturing of cigarettes and tobacco products through arrangements with BAT affiliates, manages the export of tobacco products to certain U.S. territories, U.S. duty-free shops and U.S. overseas military bases and manages super premium cigarette brands DUNHILL and STATE EXPRESS 555, which are licensed from BAT. American Snuff’s primary products include its largest selling moist snuff brands, GRIZZLY, in the price-value category, and KODIAK, in the premium category. Santa Fe manufactures and markets cigarettes and other tobacco products under the NATURAL AMERICAN SPIRIT brand.

RAI is a North Carolina corporation. RAI’s principal executive offices are located at 401 North Main Street, Winston-Salem, North Carolina 27101, and its telephone number is (336) 741-2000. RAI’s web site is located at http://www.reynoldsamerican.com. The information posted or linked on this web site is not part of this prospectus, and you should rely solely on the information contained in this prospectus and the documents incorporated by reference herein when deciding whether to invest in any of our debt securities.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that RAI filed with the Securities and Exchange Commission, referred to as the SEC, using a “shelf” registration process. Under this shelf process, RAI may offer its debt securities and any related guarantees for sale in one or more offerings from time to time. This prospectus provides you with a general description of the securities that may be offered pursuant to this prospectus. Each time securities are offered for sale, a prospectus supplement will be provided that will contain specific information about the securities offered and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. Before making an investment decision, you should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus and the applicable prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, together with the documents incorporated by reference herein or therein, contain or incorporate by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to future events or the future financial performance of RAI and its subsidiaries. Forward-looking information includes statements relating to future actions, prospective products, future performance or results of current or anticipated products, sales and marketing efforts, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, cost savings, objectives of management and other matters. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “should,” “could,” “plan,” “intend” or similar expressions in this prospectus, any prospectus supplement or in documents incorporated by reference in this prospectus or any prospectus supplement.

These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by these forward-looking statements. You should understand that various factors, in addition to those discussed elsewhere in this prospectus or a prospectus supplement and in the documents referred to and incorporated by reference in this prospectus or a prospectus supplement, could affect the future results of RAI and its subsidiaries and could cause results to differ materially from those expressed in these forward-looking statements, including:

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the information appearing under the caption “Risk Factors” included in RAI’s most recent annual report on Form 10-K, any updates to the risk factors in any quarterly or other report RAI files subsequently to such annual report and any risk factors included in an applicable prospectus supplement;

•	the substantial and increasing taxation and regulation of tobacco products, including the regulation of tobacco products by the U.S. Food and Drug Administration, referred to as the FDA;

•	the possibility that the FDA will issue a regulation prohibiting menthol as a flavor in cigarettes or prohibiting mint or wintergreen as a flavor in smokeless tobacco products;

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decreased sales resulting from the future issuance of “corrective communications,” required by the order in the U.S. Department of Justice case against the major U.S. cigarette manufacturers, on five subjects, including smoking and health, and addiction;

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various legal actions, proceedings and claims relating to the sale, distribution, manufacture, development, advertising, marketing and claimed health effects of tobacco products that are pending or may be instituted against RAI or its subsidiaries;

•	the possibility of being required to pay various adverse judgments in the Engle v. R. J. Reynolds Tobacco Co. progeny cases and/or other litigation;

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the substantial payment obligations with respect to cigarette sales, and the substantial limitations on the advertising and marketing of cigarettes (and of RJR Tobacco’s smoke-free tobacco products) under settlement agreements with various states resolving state health-care cost recovery claims, including the master settlement agreement;

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the possibility that the arbitration award partially resolving disputes relating to the non-participating manufacturer adjustment provision under the master settlement agreement will be vacated or otherwise modified;

•	the continuing decline in volume in the U.S. cigarette industry and RAI’s dependence on the U.S. cigarette industry;

•	concentration of a material amount of sales with a single customer or distributor;

•	competition from other manufacturers, including industry consolidations or any new entrants in the marketplace;

•	increased promotional activities by competitors, including manufacturers of deep-discount cigarette brands;

•	the success or failure of new product innovations and acquisitions;

•	the responsiveness of both the trade and consumers to new products, marketing strategies and promotional programs;

•	the ability to achieve efficiencies in the businesses of RAI’s operating companies without negatively affecting financial or operating results;

•	the reliance on a limited number of suppliers for certain raw materials;

•	the cost of tobacco leaf, and other raw materials and other commodities used in products;

•	the effect of market conditions on interest rate risk, foreign currency exchange rate risk and the return on corporate cash;

•	changes in the financial position or strength of lenders participating in RAI’s credit facility;

•	the impairment of goodwill and other intangible assets, including trademarks;

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the effect of market conditions on the performance of pension assets or any adverse effects of any new legislation or regulations changing pension expense accounting or required pension funding levels;

•	the substantial amount of RAI debt;

•	the credit ratings assigned to RAI, and to the senior unsecured long-term debt and the revolving credit facility of RAI;

•	any restrictive covenants imposed under RAI’s debt agreements;

•	the possibility of natural or man-made disasters or other disruptions that may adversely affect manufacturing or other operations and other facilities;

•	the significant ownership interest of B&W, RAI’s largest shareholder, in RAI and the rights of B&W under the governance agreement between the companies;

•	the expiration of the standstill provisions of the governance agreement on July 30, 2014;

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a termination of the governance agreement or certain provisions of it in accordance with its terms, including the limitations on B&W’s representation on RAI’s board of directors and its board committees;

•	RAI’s shareholder rights plan (which, generally, will expire on July 30, 2014) not applying to BAT except in limited circumstances; and

•	the expiration of the non-competition agreement between RAI and BAT in 2014.

Due to these uncertainties and risks, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Except as provided by federal securities laws, RAI is not required to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

All subsequent written or oral forward-looking statements attributable to RAI or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. RAI does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, except as may be required under applicable federal securities law.

INDUSTRY DATA

When we make statements in this prospectus or in information incorporated herein about the position of our operating subsidiaries in their respective industries or about their market share, we are making statements of our belief. This belief is based on: domestic retail share of market data from SymphonyIRI Group, Inc. and Capstone Research Inc., collectively referred to as IRI/Capstone; domestic cigarette shipment volume data from Management Science Associates, Inc., referred to as MSAi; estimates and assumptions that we have made based on that data; and our knowledge of the markets for the products of our operating subsidiaries. IRI/Capstone and MSAi are the primary sources of market share and volume data, respectively, relating to the cigarette and tobacco industry. Although we believe IRI/Capstone and MSAi are reliable sources (subject to the limitations stated in the following paragraph), we have not independently verified their data. Accordingly, we cannot assure you that any of these assumptions are accurate or that our assumptions correctly reflect the position of our operating subsidiaries in their industries.

You should not rely on the market share data reported by IRI/Capstone as being precise measurements of actual market share because IRI/Capstone uses a sample and projection methodology that is not able to effectively track all volume. Moreover, you should be aware that in a product market experiencing overall declining consumption, a particular product can experience increasing market share relative to competing products, yet still be subject to declining consumption volumes. RJR Tobacco believes that in 2012 deep-discount cigarette brands made by small manufacturers had combined shipments of approximately 15% of total U.S. cigarette industry shipments. Accordingly, the retail share of the U.S. cigarette market of RJR Tobacco and its brands as reported by IRI/Capstone may overstate their actual market share.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds we receive from the sale of securities described in this prospectus and prospectus supplements will be used for general corporate purposes. General corporate purposes may include the repayment and refinancing of outstanding debt, investments in or extensions of credit to our subsidiaries, RAI share repurchases, additions to working capital, capital expenditures or the financing of possible acquisitions or business expansion. The net proceeds may be invested temporarily until they are used for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges of RAI for the periods indicated. Earnings consist of income from continuing operations before earnings from equity investments, income taxes and fixed charges. Fixed charges consist of interest on indebtedness, amortization of original debt issuance discount and expenses and the interest portion of rental expense.

	Year Ended December 31,					Three Months Ended March 31,
	2008	2009	2010	2011	2012	2012	2013
Ratio of earnings to fixed charges (1)	3.3x	6.9x	10.2x	10.6x	9.1x	8.4x	14.0x

(1)	RAI classifies interest expense recognized on uncertain tax positions as income tax expense under the provisions of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 740, “Income Taxes.” Accordingly, this amount is excluded from the interest expense portion of fixed charges in the ratio of earnings to fixed charges.

DESCRIPTION OF THE DEBT SECURITIES

This section describes certain general terms and provisions of the debt securities that we may offer for sale from time to time. Each time that securities are offered for sale, specific information about the debt securities offered will be set forth in a supplement to this prospectus, as well as the extent to which the general terms and provisions contained herein apply to that particular series of securities offered. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the applicable prospectus supplement and to the following description.

The debt securities offered and sold hereunder are expected to be issued under an indenture, referred to as the 2006 indenture, dated as of May 31, 2006, among RAI, as issuer, American Snuff Company, LLC, Conwood

Holdings, Inc., Reynolds Finance Company (formerly known as FHS, Inc.), Reynolds Innovations Inc. (formerly known as GMB, Inc.), R. J. Reynolds Tobacco Co., R. J. Reynolds Tobacco Company, Rosswil LLC, and Santa Fe Natural Tobacco Company, Inc., as guarantors, and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as trustee, as amended by a first supplemental indenture dated as of September 30, 2006, pursuant to which RJR and R. J. Reynolds Global Products, Inc. became parties to such indenture as guarantors, and as further amended by a second supplemental indenture dated as of February 6, 2009, pursuant to which RAI Services Company became a party to such indenture as a guarantor. All of the current guarantors are direct or indirect subsidiaries of RAI.

The obligations of RAI under debt securities that it offers for sale from time to time will be guaranteed by certain of RAI’s direct or indirect subsidiaries, unless provided otherwise in the applicable prospectus supplement. RAI’s debt securities and any related guarantees may be secured as and to the extent described in the applicable prospectus supplement. Where applicable, the prospectus supplement also will describe any material United States federal income tax considerations relating to the securities offering.

The following summary highlights selected provisions of the 2006 indenture (which includes the guarantees) and may not contain all the information that is important to you. For a complete description of the 2006 indenture, you should read carefully all of its provisions. We have previously filed with the SEC a copy of the 2006 indenture, as supplemented to date. See “Where You Can Find More Information.” A copy is available upon request to the Office of the Secretary, Reynolds American Inc., P.O. Box 2990, Winston-Salem, North Carolina 27102-2990. In addition, this summary is qualified in its entirety by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Certain capitalized terms used in this section are defined below under “—Certain Definitions.”

General

The 2006 indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more series, established in or pursuant to a board resolution or in one or more supplemental indentures. RAI may specify a maximum aggregate amount for the debt securities of any series. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series. All securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to any board resolution or supplemental indenture. All debt securities issued under the 2006 indenture will rank equally with each other and will be treated as a single class for certain purposes under the 2006 indenture, including with respect to amendments of the 2006 indenture and defaults affecting all series of notes issued under the 2006 indenture.

The debt securities may consist of debentures, notes or other evidences of indebtedness. The prospectus supplement will describe the specific terms of any debt securities being offered, including some or all of the following:

•	the title of the debt securities;

•	the ranking of the specific series of debt securities and any related guarantees relative to other outstanding indebtedness, including that of our subsidiaries;

•	the price at which the debt securities will be issued;

•	any limit upon the aggregate principal amount of the debt securities of any series;

•	the date or dates on which the principal is payable;

•	the rate or rates at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined;

•	the date or dates from which interest shall accrue;

•	the date or dates on which interest shall be payable and the record dates for such interest payment dates;

•	the place or places where the principal and any interest shall be payable;

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the price or prices at which, the period or periods within which and the terms and conditions upon which, the debt securities may be redeemed, purchased or repaid, in whole or in part at the option of RAI or at the option of the holder, as applicable;

•	the obligation of RAI, if any, to redeem, purchase or repay debt securities pursuant to any sinking fund or otherwise;

•	if other than denominations of $2,000 and any multiple thereof, the denominations in which the debt securities of the series shall be issuable;

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if other than the principal amount thereof, the portion of the principal amount at which the debt securities will be issued and the portion of such principal amount which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•	whether the debt securities are issuable in global form or as uncertificated securities;

•	any deletion from, modification of or addition to the events of default or covenants;

•	any provisions granting special rights to holders when a specified event occurs;

•	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities; and

•	any other terms of the series (which terms shall not be inconsistent with the provisions of the 2006 indenture).

The applicable prospectus supplement will also describe any collateral securing obligations under the debt securities and guarantees thereof, if any.

The 2006 indenture does not limit the ability of RAI or any of its subsidiaries, other than RJR in certain circumstances, to incur additional indebtedness. The 2006 indenture does not contain any cross-default or cross-acceleration provisions. There is no requirement that future issues of debt securities offered pursuant to the registration statement of which this prospectus forms a part be issued under the 2006 indenture, and we are free to employ other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issues of debt securities issued under the indenture, in connection with future issues of such other debt securities.

The Guarantees

The subsidiaries of RAI that are currently guarantors under the 2006 indenture, as described above, as well as any additional subsidiaries of RAI that guarantee RAI’s $750 million syndicated revolving credit facility maturing July 2015, or any replacement or refinancing thereof, referred to as the credit facility, unless provided otherwise in the applicable prospectus supplement, will fully, unconditionally and irrevocably guarantee, on a joint and several basis, the full and punctual payment of the principal of, premium, if any, and interest on debt securities issued under the 2006 indenture. All such subsidiaries of RAI are collectively referred to as the guarantors.

The 2006 indenture provides that the obligations of each guarantor are limited to the maximum amount that, after giving effect to all other contingent and fixed liabilities of such guarantor (including, without limitation, any guarantees under the credit facility) and after giving effect to any collections from or payments made by or on behalf of any other guarantor in respect of the obligations of such other guarantor under its guarantee or pursuant to its contribution obligations under the 2006 indenture, would cause the obligations of such guarantor under its guarantee not to constitute a fraudulent conveyance or fraudulent transfer under federal or state law.

If a guarantor of the debt securities ceases to be a guarantor under the credit facility, for any reason, such guarantor will be deemed released from all of its obligations under the 2006 indenture, and its guarantee of any debt securities issued thereunder will terminate. In addition, if at a time that the debt securities and related guarantees, if any, issued under the 2006 indenture are secured, and the assets pledged as collateral are no longer pledged as collateral for the obligations of RAI and any guarantors under the credit facility (or any other indebtedness), generally these assets automatically will be released as collateral for the debt securities and any related guarantees.

Covenants

Unless provided otherwise in the applicable prospectus supplement, the following covenants apply to the debt securities.

Restrictions on Liens

The 2006 indenture provides that RAI will not, and will not permit any Restricted Subsidiary, as defined below, to:

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mortgage or pledge as security for any indebtedness any Principal Property, as defined below, of RAI or a Restricted Subsidiary, whether such Principal Property is owned at the date of the 2006 indenture or thereafter acquired, unless RAI secures or causes such Restricted Subsidiary to secure the debt securities equally and ratably with all indebtedness secured by such mortgage or pledge, so long as such indebtedness shall be so secured;

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mortgage or pledge as security for any indebtedness any shares of stock, indebtedness or other obligations of R. J. Reynolds Tobacco Company, unless RAI pledges or secures or causes such Restricted Subsidiary to pledge or secure (1) such shares of stock, indebtedness or other obligations of R. J. Reynolds Tobacco Company to RAI equally and ratably with all indebtedness secured by such mortgage or pledge, so long as such indebtedness shall be so secured, and assign RAI’s security interest in such assets to the collateral agent to secure the debt securities equally and ratably with all indebtedness secured by such mortgage or pledge, so long as such indebtedness shall be so secured, or (2) the debt securities equally and ratably with all indebtedness secured with such mortgage or pledge, so long as such indebtedness shall be so secured; or

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mortgage or pledge as security for any public bonds or notes any shares of stock, indebtedness or other obligations of a subsidiary (other than that of R. J. Reynolds Tobacco Company) held by or owed to any of RAI or such Restricted Subsidiary, whether such shares of stock, indebtedness or other obligations are owned at the date of the 2006 indenture or thereafter acquired, unless RAI secures or causes such Restricted Subsidiary to secure the debt securities equally and ratably with all such public bonds or notes secured by such mortgage or pledge, so long as such public bonds or notes shall be so secured.

These covenants regarding liens do not apply in the case of:

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the creation of any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a subsidiary or any Principal Property acquired after the date of the 2006 indenture (including acquisitions by way of merger or consolidation) by RAI or a Restricted Subsidiary contemporaneously with such acquisition, or within 120 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or the assumption of any mortgage, pledge or other lien upon any shares of stock, indebtedness or other obligations of a subsidiary or any

Principal Property acquired after the date of the 2006 indenture existing at the time of such acquisition, or the acquisition of any shares of stock, indebtedness or other obligations of a subsidiary or any Principal Property subject to any mortgage, pledge or other lien without the assumption thereof; provided, that every such mortgage, pledge or lien referred to in this clause shall attach only to the shares of stock, indebtedness or other obligations of a subsidiary or any Principal Property so acquired and fixed improvements thereon;

•	any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a subsidiary or any Principal Property existing at the date of the 2006 indenture;

•	any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a subsidiary or any Principal Property in favor of RAI or any Restricted Subsidiary;

•	any mortgage, pledge or other lien on Principal Property being constructed or improved securing loans to finance such construction or improvements;

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any mortgage, pledge or other lien on shares of stock, indebtedness or other obligations of a subsidiary or any Principal Property incurred in connection with the issuance of tax exempt governmental obligations; and

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any renewal of or substitution for any mortgage, pledge or other lien permitted by any of the preceding clauses; provided, that in the case of a mortgage, pledge or other lien permitted under the second, third or fifth clauses above, the debt secured is not increased nor the lien extended to any additional assets.

Notwithstanding the foregoing, RAI or any Restricted Subsidiary may create or assume liens in addition to the permitted liens described above, and renew, extend or replace such liens, provided that at the time of such creation, assumption, renewal, extension or replacement, and after giving effect thereto, Exempted Debt, as defined below, does not exceed 10% of Consolidated Net Worth, as defined below.

Restrictions on Sale and Lease-Back Transactions

The 2006 indenture provides that RAI will not, and will not permit any Restricted Subsidiary to, sell or transfer, directly or indirectly, except to RAI or a Restricted Subsidiary, any Principal Property as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property, except a lease for a period of three years or less at the end of which it is intended that the use of such property by the lessee will be discontinued; provided, that RAI or any Restricted Subsidiary may sell any such Principal Property and lease it back for a longer period if:

•

RAI or such Restricted Subsidiary would be entitled, pursuant to the provisions of the 2006 indenture described above under “—Restrictions on Liens,” to create a mortgage on the property to be leased securing Funded Debt, as defined below, in an amount equal to the Attributable Debt, as defined below, with respect to such sale and lease-back transaction without equally and ratably securing the outstanding debt securities issued under the 2006 indenture; or

•

RAI promptly informs the trustee of such transaction, the net proceeds of such transaction are at least equal to the fair value (as determined by resolution of the board of directors of RAI) of such property and RAI causes an amount equal to the net proceeds of the sale to be applied to the retirement, within 120 days after receipt of such proceeds, of Funded Debt incurred or assumed by RAI or a Restricted Subsidiary (including the debt securities);

provided, further, that in lieu of applying all of or any part of such net proceeds to such retirement, RAI may, within 75 days after such sale, deliver or cause to be delivered to the applicable trustee for cancellation either debentures or notes evidencing Funded Debt of RAI (which may include outstanding debt securities) or of a Restricted Subsidiary previously authenticated and delivered by the applicable trustee, and not theretofore tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such notes or debentures. If RAI so delivers debentures or notes to the applicable trustee with an officers’ certificate, the amount of cash which RAI will be required to apply to the retirement of Funded Debt will be reduced by an amount equal to the aggregate of the then applicable optional redemption prices (not including any optional sinking fund redemption prices) of such debentures or notes, or if there are no such redemption prices, the principal amount of such debentures or notes; provided, that in the case of debentures or notes which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of the maturity thereof, such amount of cash shall be reduced by the amount of principal of such debentures or notes that would be due and payable as of the date of such application upon a declaration of acceleration of the maturity thereof pursuant to the terms of the indenture pursuant to which such debentures or notes were issued.

Notwithstanding the foregoing, RAI or any Restricted Subsidiary may enter into sale and lease-back transactions in addition to those permitted in the foregoing paragraph and without any obligation to retire any outstanding debt securities or other Funded Debt, provided that at the time of entering into such sale and lease-back transactions and after giving effect thereto, Exempted Debt does not exceed 10% of Consolidated Net Worth.

Restrictions on Mergers and Sales of Assets

Nothing contained in the 2006 indenture will prevent any consolidation or merger of RAI into any other corporation or corporations (whether or not affiliated with RAI), or successive consolidations or mergers to which RAI or its successor will be a party, or will prevent any sale, lease or conveyance of the property of RAI, as an entirety or substantially as an entirety, provided that upon any such consolidation, merger, sale, lease or conveyance to which RAI is a party and in which RAI is not the surviving corporation, the due and punctual performance and observance of all of the covenants and conditions of the 2006 indenture to be performed or observed by RAI and the due and punctual payment of the principal of and interest on all of the debt securities and the guarantees, according to their tenor, shall be expressly assumed by supplemental indenture satisfactory in form to the trustee, executed and delivered to the trustee, by the corporation formed by such consolidation, or into which RAI shall have been merged, or which shall have acquired such property.

Unless otherwise provided in a prospectus supplement, holders of debt securities are not afforded any protection in the event of a decline in RAI’s credit quality resulting from a change of control transaction, a highly leveraged transaction or other similar transactions involving RAI or any of the Restricted Subsidiaries.

Restrictions on Incurrence of Indebtedness by RJR

The 2006 indenture prohibits RJR, at any time it does not guarantee the obligations of RAI under the debt securities, from creating, incurring, issuing, assuming, guaranteeing or otherwise becoming directly or indirectly liable, contingently or otherwise, with respect to any indebtedness to persons other than RAI or any of the guarantors (excluding accounts payable) other than debt securities issued under the 2006 indenture, outstanding notes of RJR and the credit facility.

Events of Default

The 2006 indenture provides that the following events will be events of default with respect to the debt securities of a series:

•	default in payment of any principal of such series when the same shall become due and payable, either at maturity, upon any redemption, by declaration or otherwise;

•	default for 30 days in payment of any interest on the debt securities of such series;

•	default for 90 days after written notice in the observance or performance of any other covenant or agreement in respect of the debt securities of such series;

•	certain events of bankruptcy, insolvency or reorganization;

•

any guarantee ceasing to be in full force and effect (except as contemplated by the terms of the 2006 indenture) or any guarantor denying or disaffirming in writing its obligations under the 2006 indenture or its guarantee; and

•

at any time as such security is required under the 2006 indenture, any security document ceasing to be in full force and effect or ceasing to give the collateral agent the liens or any of the material rights, powers and privileges purported to be created thereby in favor of the collateral agent and such default continuing unremedied for a period of at least 30 days after written notice to RAI by the collateral agent.

The 2006 indenture provides that:

•

if an event of default due to the default in payment of principal of, premium, if any, or any interest on, the debt securities of any series or due to the default in the performance, or breach of any other covenant or warranty of RAI applicable to the debt securities of such series but not applicable to other outstanding debt securities issued under the 2006 indenture shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the debt securities of each series affected by the default issued under the 2006 indenture then outstanding (voting as a single class) by notice in writing may then declare the principal of all debt securities of all such affected series and interest accrued thereon to be due and payable immediately; and

•

if an event of default due to a default in the performance of any of the other covenants or agreements in the 2006 indenture applicable to all outstanding debt securities or due to certain events of bankruptcy, insolvency and reorganization of RAI or any other event of default provided in a supplemental indenture or board resolution relating to the debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of all debt securities issued under the 2006 indenture then outstanding (treated as one class) by notice in writing may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, premium, if any, or any interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

The 2006 indenture contains a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities before proceeding to exercise any right or power under the 2006 indenture at the request of such holders. Subject to such provisions in the 2006 indenture for the indemnification of the trustee and certain other limitations, the holders of a majority in aggregate principal amount of the debt securities of each affected series then outstanding (with each such series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

The 2006 indenture provides that no holder of debt securities may institute any action against RAI under the 2006 indenture (except actions for payment of overdue principal or interest) unless such holder previously shall have given to the trustee written notice of default and continuance thereof and unless the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series then outstanding (treated as a single class) shall have requested the trustee to institute such action and shall have offered the trustee indemnity reasonably satisfactory to it, the trustee shall not have instituted such action within 60 days of such request and the trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the debt securities of each affected series (treated as one class). The 2006 indenture contains a covenant that RAI will file quarterly with the trustee a certificate that to the signers’ knowledge no default existed or a certificate specifying any default that existed.

Modification of the 2006 Indenture

The 2006 indenture provides that RAI, any guarantors (each when authorized by a board resolution) and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	add security in respect of debt securities;

•	evidence the assumption by a successor corporation of the obligations of RAI and any guarantors;

•	add covenants for the protection of the holders of debt securities or to add events of default;

•	cure any ambiguity or correct any inconsistency in the 2006 indenture or to make other changes not materially adverse to the interest of holders of the debt securities;

•	establish the forms or terms of additional series of debt securities;

•	provide for uncertificated debt securities;

•	evidence the acceptance of appointment by a successor trustee;

•	add an additional guarantor; or

•	comply with the Trust Indenture Act.

The 2006 indenture also contains provisions permitting RAI, the guarantors (each when authorized by a board resolution) and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, the 2006 indenture or modify in any manner the rights of the holders of the debt securities of each series so affected; provided, that RAI and the trustee may not, without the consent of the holder of each outstanding debt security affected thereby:

•

extend the final maturity of any debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on the redemption thereof or change the currency in which the principal thereof, premium, if any (including any amount in respect of original issue discount), or any interest thereon is payable, or reduce the amount of the principal of any original issue discount security payable upon acceleration or provable in bankruptcy, or alter certain provisions of the 2006 indenture relating to debt securities issued thereunder not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any debt security when due or any right of repayment at the option of the holder of a debt security; or

•	reduce the aforesaid percentage in principal amount of debt securities of any series, the consent of the holders of which is required for any such modification.

Satisfaction and Discharge

The 2006 indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series under the 2006 indenture (except for the obligations to register the transfer or exchange of the debt securities of such series and RAI’s rights of optional redemption, if any, to replace mutilated, destroyed, lost or stolen debt securities of such series, rights of holders of debt securities to receive payments of principal thereof, premium, if any, and interest thereon, upon the original stated due dates therefor (but not upon acceleration), to maintain an office or agency in respect of the debt securities of such series and to hold moneys for payment in trust) when:

•	RAI or any guarantor has paid all amounts payable with respect to the debt securities of that series when due;

•

all outstanding debt securities of that series have been delivered to the trustee for cancellation (except mutilated, defaced, destroyed, lost or stolen debt securities which have been replaced or paid); or

•	all outstanding debt securities of that series not delivered to the trustee for cancellation:

•	have become due and payable,

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year; and

•

RAI or any guarantor has deposited with the trustee, in trust for such purpose, cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations which through the payment of principal and interest in accordance with their terms will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent accountants, to pay the principal of, premium, if any, and any interest on the debt securities of such series, and any mandatory sinking fund thereon, on the due date thereof.

Defeasance

The 2006 indenture provides with respect to each series of debt securities that RAI and the guarantors, if any, as applicable, may elect:

•

to be released from any and all obligations (except for the obligations to register the transfer or exchange of the debt securities of such series and RAI’s rights of optional redemption, if any, to replace mutilated, destroyed, lost or stolen debt securities of such series, rights of holders of debt securities to receive payments of principal thereof, premium, if any, and interest thereon, upon the original stated due dates therefor (but not upon acceleration), to maintain an office or agency in respect of the debt securities of such series and to hold moneys for payment in trust) with respect to debt securities of any series for which the exact amount of principal and interest due can be determined at the time of the deposit with the trustee as described below, and all the debt securities of such series are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption (the foregoing referred to as one-year defeasance);

•

to defease and be discharged from any and all obligations with respect to the debt securities of such series on the 91st day after the deposit with the trustee as described below (except for the obligations set forth as exceptions in the preceding clause) (the foregoing referred to as legal defeasance); or

•

to be released from their obligations with respect to the debt securities of such series (except for the obligations set forth as exceptions in the first clause and the obligations to compensate and indemnify the trustee, to appoint a successor trustee, to repay certain moneys held by the paying agent and to return certain unclaimed moneys held by the trustee and to comply with the Trust Indenture Act) (the foregoing referred to as covenant defeasance), upon the deposit with the trustee, in trust for such purpose, cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations which through the payment of principal and interest in accordance with their terms will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent accountants, to pay the principal of, premium, if any, and any interest on the debt securities of such series, and any mandatory sinking fund thereon, on the due date thereof. Such a trust only may (except with respect to one-year defeasance or to the extent the terms of the debt securities of such series otherwise provide) be established, if among other things, RAI has delivered to the trustee an opinion of counsel that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion, in the case of legal defeasance, must (except to the extent the terms of the debt securities of the relevant series otherwise provide) refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the 2006 indenture. If RAI exercises its legal defeasance or covenant defeasance option, the guarantees in effect at such time will terminate.

Same-Day Settlement and Payment

Unless otherwise provided in a prospectus supplement, the debt securities will trade in the same-day funds settlement system of The Depository Trust Company, referred to as DTC, until maturity or until RAI issues the debt securities in definitive form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. RAI and the Trustee can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the 2006 indenture. Upon any transfer or exchange, the registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and RAI may require a holder to pay any taxes required by law or permitted by the 2006 indenture, including any transfer tax or other similar governmental charge payable in connection therewith. RAI is not required to transfer or exchange any debt security for a period of 15 days prior to a selection of debt securities to be redeemed, or to transfer or exchange any debt security selected for redemption, except the unredeemed portion of any debt security being redeemed in part. The debt securities will be issued in registered form and the registered holder of a debt security will be treated as the owner of such debt security for all purposes.

Book-Entry System; Delivery and Form

We expect the following provisions to apply to all debt securities. The following description of the operations and procedures of DTC, Clearstream Banking, société anonyme, referred to as Clearstream, and Euroclear Bank S.A./N.V., as operator of Euroclear System, referred to as Euroclear, are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. RAI takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

Debt securities of each series will be in book-entry form and will be represented by one or more permanent global certificates in fully registered form without interest coupons, which we refer to as the Global Notes, and will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC, or another nominee designated by DTC (such nominee referred to as a Global Note Holder).

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Prospective purchasers are advised that the laws of some jurisdictions require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to such extent.

Investors may elect to hold interests in the Global Notes through either DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear, collectively referred to as the U.S. Depositaries.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants, referred to herein as the Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, referred to herein as DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, which we refer to as Indirect Participants. The DTC rules applicable to its Direct and Indirect Participants are on file with the SEC.

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, referred to as Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in any debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear advises that it was created in 1968 to hold securities for its participants, referred to herein as Euroclear Participants, and to clear and settle transactions between Euroclear Participants and between Euroclear Participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., referred to as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear System, and applicable Belgian law, collectively referred to as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

As long as DTC or its nominee is the registered owner of any Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the outstanding debt securities represented by such Global Notes under the 2006 indenture, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Except in the limited circumstances referred to below, owners of beneficial interests in debt securities:

•	will not be entitled to have such debt securities represented by these Global Notes registered in their names; and

•	will not be considered to be owners or “Holders” of these Global Notes or any debt securities represented by these Global Notes for any purpose under the debt securities or the 2006 indenture.

All payments on the debt securities represented by the Global Notes and all transfers and deliveries of related notes will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in Global Notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in Global Notes may be subject to various policies and procedures adopted by DTC from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

If DTC notifies us that it is unwilling or unable to continue to act, and a successor clearing agency is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the Global Note that had been held by the depository. In addition, RAI at any time and in its sole discretion may decide not to have the debt securities represented by one or more Global Notes. Any debt securities issued in definitive form in exchange for the Global Notes will be registered in the name or names that the depository gives to the trustee or other relevant agent of theirs or ours. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the Global Note that had been held by the depository.

Governing Law

The 2006 indenture, the debt securities and any related guarantees will be governed by the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the 2006 indenture. The trustee or its affiliates serve as trustee under the indenture related to notes issued by RJR and participate in RAI’s credit facility and term loan. From time to time, RAI or its subsidiaries may enter into other relationships with the trustee or its affiliates.

Certain Definitions

Set forth below are certain of the defined terms used in the 2006 indenture.

“Attributable Debt” means, when used in connection with a sale and lease-back transaction, at any date as of which the amount thereof is to be determined, the product of:

•	the net proceeds from such sale and lease-back transaction multiplied by

•

a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in such sale and lease-back transaction (without regard to any options to renew or extend such term) remaining at the date of the making of such computation, and the denominator of which is the number of full years of the term of such lease measured from the first day of such term.

“Consolidated Net Worth” means, at any date of determination, the consolidated shareholders’ equity of RAI, as set forth on the then most recently available consolidated balance sheet of RAI and its consolidated Subsidiaries.

“Exempted Debt” means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined:

•

indebtedness of RAI and the Restricted Subsidiaries incurred after the date of the 2006 indenture and secured by liens created, assumed or otherwise incurred or permitted to exist pursuant to the 2006 indenture described above under “—Covenants—Restrictions on Liens;” and

•

Attributable Debt of RAI and the Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into pursuant to the 2006 indenture described above under “—Covenants—Restrictions on Sale and Lease-Back Transactions.”

“Funded Debt” means all indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond one year from its creation.

“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

•

to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

•	entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means land, land improvements, buildings and associated factory and laboratory equipment owned or leased pursuant to a capital lease and used by RAI or a Restricted Subsidiary primarily for processing, producing, packaging or storing its products, raw materials, inventories, or other materials and supplies and located within the United States of America and having an acquisition cost plus capitalized improvements in excess of 2% of Consolidated Net Worth, as of the date of such determination, but not including any such property financed through the issuance of tax exempt governmental obligations, or any such property that has been determined by resolution of the board of directors of RAI not to be of material importance to the respective businesses conducted by RAI or such Restricted Subsidiary effective as of the date such resolution is adopted; provided, that “Principal Property” shall not include any property owned by Santa Fe Natural Tobacco Company, Inc.

“Restricted Subsidiary” means:

•

any Subsidiary (other than Santa Fe Natural Tobacco Company, Inc. and its subsidiaries) organized and existing under the laws of the United States of America and the principal business of which is carried on within the United States of America, which owns or is a lessee pursuant to a capital lease of any Principal Property, and in which the investment of RAI and all of its Subsidiaries exceeds 5% of Consolidated Net Worth as of the date of such determination other than:

•	each Subsidiary the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof;

•

each Subsidiary formed or acquired after the date of the 2006 indenture for the purpose of acquiring the business or assets of another person and which does not acquire all or any substantial part of the business or assets of RAI or any Restricted Subsidiary; and

•	RJR and Conwood Holdings, Inc.

However, the board of directors of RAI may declare any such Subsidiary to be a Restricted Subsidiary.

“Subsidiary” means any corporation of which at least a majority of all outstanding stock having by the terms thereof ordinary voting power in the election of directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation has or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by RAI, or by one or more Subsidiaries of RAI or by RAI and one or more Subsidiaries.

PLAN OF DISTRIBUTION

We may sell the debt securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

RAI is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, and, in accordance with the requirements thereof, files reports, proxy statements and other information with the SEC. You may read or obtain copies of this information at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain the documents that RAI files electronically from the SEC’s web site at http://www.sec.gov.

RAI and its subsidiary guarantors under the 2006 indenture have filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part, under the Securities Act of 1933, as amended, referred to as the Securities Act, in connection with their offering of the securities covered by this prospectus. This prospectus does not contain all of the information in the registration statement. You will find additional information about RAI, the other registrants and the securities covered hereby in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement. You may read and copy the registration statement, including its exhibits, at the SEC’s Public Reference Room or at the SEC’s web site as described above.

RAI’s SEC filings are also available at its web site at http://www.reynoldsamerican.com. Information with respect to RAI may also be obtained by writing or calling the Office of the Secretary, P.O. Box 2990, Winston-Salem, North Carolina 27102-2990; telephone number (336) 741-5162.

INCORPORATION BY REFERENCE

The SEC allows RAI to “incorporate by reference” into this prospectus information that RAI (SEC file number 1-32258) files with the SEC, which means that important information can be disclosed to you by referring you to those documents and those documents will be considered part of this prospectus. The information incorporated by reference is an important part of this prospectus. Certain information that is subsequently filed with the SEC will automatically update and supersede information in this prospectus and in earlier filings with the SEC. The information and documents listed below, which RAI has filed with the SEC, are incorporated by reference into this prospectus:

•	RAI’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 12, 2013;

•	RAI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on April 23, 2013; and

•	RAI’s Current Reports on Form 8-K, filed with the SEC on February 8, 2013, February 11, 2013, March 18, 2013 (two filings), April 12, 2013 and May 13, 2013.

In addition, all documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering shall be deemed to be incorporated by reference in this prospectus and made a part of this prospectus from the respective dates of filing; provided, however, RAI is not incorporating any information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K unless specifically stated otherwise.

Each person to whom a copy of this prospectus is delivered, upon the oral or written request of such person, will be provided, without charge, a copy of any or all of the documents that are incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to the Office of the Secretary, P.O. Box 2990, Winston-Salem, North Carolina 27102-2990; telephone number (336) 741-5162.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for the issuers by Kilpatrick Townsend & Stockton LLP, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of RAI and subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2012, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the Registrants’ estimate as to anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with a distribution of the securities registered hereby.

SEC registration fee	$	*
FINRA fee		**
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Trustee fees and expenses		**
Rating agency fees and expenses		**
Miscellaneous expenses		**

Total		**

*	Omitted because the fee is being deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

**	Fees and expenses cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

North Carolina Corporations

The following registrants are corporations incorporated under the laws of the state of North Carolina: Reynolds American Inc., referred to as RAI; R. J. Reynolds Tobacco Company; Reynolds Innovations Inc.; and RAI Services Company.

Section 55-8-51 of the North Carolina Business Corporation Act, referred to as the NCBCA, authorizes a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) the director conducted himself or herself in good faith; and (2) the director reasonably believed (i) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the corporation’s best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests; and (3) in the case of any criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful.

The articles of incorporation of RAI provide that RAI will indemnify, to the fullest extent permitted by the NCBCA, any person who was or is a director or officer of RAI who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because such person was or is a director or officer of RAI or, while a director or officer of RAI, was or is serving at the request of RAI as a director, officer, partner, trustee, employee or agent of any other enterprise, plan or trust. RAI’s articles of incorporation also provide that RAI shall pay expenses incurred in connection with any such action, suit or proceeding in advance provided the director or officer agrees in writing to repay such amount if such person is ultimately determined not entitled to be indemnified against such expenses. The indemnification rights pursuant to RAI’s articles of incorporation are not exclusive.

Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was made a party because he was or is a director or officer of the corporation against reasonable expenses actually incurred by the director or officer in connection with the proceeding. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56 of the NCBCA.

Section 55-8-57 of the NCBCA permits a corporation, in its articles of incorporation or bylaws or by contract or resolution, to indemnify, or agree to indemnify, its directors, officers, employees or agents against liability and expenses (including attorneys’ fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

RAI has entered into separate indemnification agreements with its directors and executive officers. Pursuant to these agreements, RAI will generally indemnify, defend and hold harmless an indemnitee to the fullest extent permitted or required by the laws of North Carolina in effect on July 30, 2004, or as such laws may thereafter be amended to increase the scope of permitted indemnification, against all losses based upon, arising out of or resulting from any actual, alleged or suspected act or failure to act by an indemnitee in his or her capacity as a current or former, director, officer, employee or agent of RAI or as a director, officer, employee, member, manager, trustee or agent of any other entity or enterprise as to which an indemnitee is or was serving at the request of RAI, or in respect of any action or failure to act by an indemnitee in any business or other activity of RAI.

An indemnitee generally is not entitled to indemnification pursuant to the agreements to the extent that any loss is determined to have resulted from the indemnitee’s knowing misconduct from which he or she derived a direct improper personal benefit. In the event an indemnitee is not wholly successful on the merits in a proceeding, the indemnitee generally only is entitled to indemnification if it is determined that at the time of the indemnitee’s conduct, the indemnitee did not know or believe such conduct to be clearly in conflict with the best interests of RAI.

The agreements entitle an indemnitee to obtain advances of expenses from RAI, subject to conditions such as the indemnitee undertaking to repay RAI any advances he or she is not ultimately entitled to.

The agreements also generally require RAI to use commercially reasonably efforts to maintain, for as long as an indemnitee is a director or officer of RAI and through the sixth anniversary of the indemnitee terminating such status, directors’ and officers’ liability insurance covering the indemnitee that is at least substantially comparable in scope and amount to that provided by RAI’s directors’ and officers’ coverage in effect at the time of execution of the indemnitee’s agreement.

Section 55-8-57 of the NCBCA also authorizes a corporation to purchase and maintain insurance on behalf of an individual who was or is a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify that person.

Section 55-2-02 of the NCBCA enables a corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of directors for monetary damages for breach of their duties as directors. No such provision is effective to eliminate or limit a director’s liability for: (1) acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation; (2) improper distributions as described in Section 55-8-33 of the NCBCA; (3) any transaction from which the director derived an improper personal benefit; or (4) acts or omissions occurring prior to the date the exculpatory provision became effective.

RAI’s articles of incorporation provide that, to the fullest extent permitted by the NCBCA, no person who is serving or who has served as a director of the corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of duty as a director.

RAI’s articles of incorporation also provide that neither British American Tobacco p.l.c., referred to as BAT, or any of its subsidiaries or affiliates nor any director of RAI who is affiliated with, or employed by, BAT or any of its subsidiaries or affiliates shall have any obligation, duty or responsibility to present any transaction, relationship, arrangement or other opportunity not primarily relating to the United States to RAI, its board of directors or any RAI officer or employee. The articles further state that RAI renounces any expectancy or interest of RAI in, or in being offered an opportunity to participate in, any such business opportunity, and BAT and its subsidiaries and affiliates are entitled to act upon any such business opportunity and will not be liable to RAI or any of its shareholders for taking any such action or not presenting such business opportunity to RAI.

The provisions in the articles of incorporation of R. J. Reynolds Tobacco Company and RAI Services Company with respect to indemnification of officers and directors and elimination of personal liability of directors (other than with respect to the provisions in RAI’s articles concerning BAT and business opportunities) are identical to those contained in RAI’s articles of incorporation.

The articles of incorporation of Reynolds Innovations Inc. provide that the corporation will, to the fullest extent permitted by the NCBCA, indemnify all persons it shall have the power to indemnify under the provisions of the NCBCA from and against any and all expenses and liabilities covered by such provisions. The articles of incorporation of Reynolds Innovations Inc. also provide for the elimination of the personal liability of directors to the fullest extent permitted by the NCBCA.

Delaware Corporations

The following registrants are corporations incorporated in the State of Delaware: R.J. Reynolds Tobacco Holdings, Inc., referred to as RJR; Conwood Holdings, Inc., referred to as Conwood Holdings; R. J. Reynolds Tobacco Co., referred to as RJR Tobacco Co.; R. J. Reynolds Global Products, Inc., referred to as GPI; and Reynolds Finance Company.

Section 145 of the Delaware General Corporation Law, referred to as the DGCL, provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for payments of unlawful dividends or unlawful stock repurchases or redemptions or for any transaction from which the director derived an improper personal benefit.

The certificate of incorporation of RJR provides that RJR will indemnify, to the fullest extent permitted by the DGCL, any person who was or is a director or officer of RJR (including the heirs, executors or administrators of such person) who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding (including an action, suit or proceeding by or in right of RJR), whether civil, criminal, administrative or investigative, because such person was or is a director or officer of RJR or, while a director or officer of RJR, was serving at the request of RJR as a director, officer, partner, trustee, employee or agent of any other enterprise. RJR’s certificate of incorporation also provides that RJR shall pay expenses incurred in connection with any such action, suit or proceeding in advance provided the director or officer agrees in writing to repay such amount if such person is ultimately determined not entitled to be indemnified against such expenses. RJR’s certificate of incorporation further provides that, to the fullest extent permitted by the DGCL, no person who is serving or who has served as a director of the corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of duty as a director.

The certificate of incorporation of Conwood Holdings provides that Conwood Holdings will indemnify, to the fullest extent permitted under the DGCL or any other applicable laws, any person who is or was or has agreed to become a director or officer of the corporation, or each person who is or was serving or who has agreed to serve at the request of the board of directors of the corporation as an officer of the corporation or as an employee or agent of the corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise (including the heirs, executors, administrators or estate of such person). The certificate of incorporation of Conwood Holdings also provides that Conwood Holdings may enter into one or more agreements with any person to provide for indemnification greater or different than that provided in its certificate of incorporation.

The certificate of incorporation of GPI provides that GPI shall indemnify its directors and officers to the fullest extent permitted by law. The certificate further provides that GPI’s directors shall incur no personal liability to GPI or its stockholders for monetary damages for any breach of fiduciary duty as a director; provided, however, that GPI’s directors continue to be subject to liability for any breach of their duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for liability under Section 174 of the DGCL (payment of dividends) and for transactions from which the director derived an improper personal benefit. In addition, the personal liability of directors shall further be limited or eliminated to the fullest extent permitted by any future amendments to Delaware law.

GPI’s bylaws provide that GPI shall indemnify any director, officer, other employee or agent, who was or is a party to, or is threatened to be made a party to or who is called as a witness in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of GPI by reason of the fact that such person is or was serving at the request of a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, unless the act or the failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. GPI shall pay expenses incurred by an officer, director or other employee or agent, in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by GPI. The indemnification and advancement of expenses provided by the bylaws are not exclusive of other rights. Effective immediately upon any modification of the DGCL which expands or enlarges the power or obligation of Delaware corporations to indemnify, or advance expenses to, directors, officers, employees and other agents of the corporation, GPI’s bylaws are deemed to have been amended for the benefit of its directors, officers, employees and other agents.

The certificate of incorporation of Reynolds Finance Company provides for the indemnification of the corporation’s directors and officers to the fullest extent permitted by law and eliminates the personal liability of its directors to the corporation or its stockholders for any breach of fiduciary duty as a director other than any breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, for acts or omissions arising under Section 174 of the DGCL (payment of dividends) or for any transaction from which the directors derived an improper personal benefit.

The bylaws of Reynolds Finance Company provide that its officers and directors shall be indemnified against any reasonable expense and any liability paid or incurred in connection with any actual or threatened claim, action, suit or proceeding, whether brought by or in the right of the corporation or otherwise, by reason of serving or having served as an officer or director of the corporation or an officer, director, employee, fiduciary or other representative of another entity at the request of Reynolds Finance Company, so long as such indemnification does not contravene the DGCL or other applicable law and provided such officer or director acted in good faith and in a manner reasonably believed was in or not opposed to the best interest of the corporation and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The bylaws of Reynolds Finance Company also provide that the indemnification provided for therein shall include the right to have expenses incurred by such person in connection with an action paid in advance of a final disposition of such action, subject to subsequent determination of the right to be so indemnified.

Delaware Limited Liability Companies

The following registrants are limited liability companies formed in the state of Delaware: American Snuff Company, LLC, referred to as American Snuff Co.; and Rosswil LLC, referred to as Rosswil.

Section 18-108 of the Delaware Limited Liability Company Act grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of American Snuff Co. provides that it will, to the full extent permitted by the Delaware Limited Liability Company Act or other applicable law, indemnify any of its managers, officers or members for any loss, damage or claim incurred by such person in good faith on behalf of American Snuff Co. and in a manner reasonably believed to be within the scope of the authority conferred on such person under the entity’s limited liability company agreement, other than for any loss, damage or claim incurred by such person by reason of gross negligence or willful misconduct. The limited liability company agreement further provides that none of such persons shall be liable to American Snuff Co. or its members for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of American Snuff Co. and in a manner reasonably believed to be within the scope of the authority conferred on such person, other than for any such loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct. The limited liability company agreement further provides that, to the fullest extent permitted by law, expenses incurred by managers, officers or members in defending any action, demand, claim, suit or proceeding shall be advanced upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

The limited liability company agreement of Rosswil provides that no manager shall have any liability to Rosswil or any member for monetary damages for breach of fiduciary duty as a manager other than for any breach of such manager’s duty of loyalty to the entity or its members, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transactions from which such manager derived an improper personal benefit. The agreement also provides that Rosswil will, except as discussed below, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of Rosswil because such a person is or was a member, manager or officer, or is or was serving at the request of Rosswil as a manager, director, officer or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Rosswil, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which a member, manager or officer shall have been adjudged to be liable to the entity unless and to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The limited liability company agreement of Rosswil also provides that expenses (including attorneys’ fees) incurred by a member, manager or officer shall be paid by Rosswil in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

New Mexico Corporation

Santa Fe Natural Tobacco Company, Inc., referred to as SFNTC, is a corporation incorporated under the laws of the state of New Mexico.

Section 53-11-4.1 of the New Mexico Business Corporation Act, referred to as the NMBCA, empowers a corporation to indemnify any officer or director against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, if the person acted in good faith and the person reasonably believed that, in the case of conduct in the person’s official capacity with the corporation, the person’s conduct was in the best interests of the corporation and in all other cases, that the person’s conduct was at least not opposed to its best interests, and with respect to a criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful; except that if the proceeding was by or in the right of the corporation, indemnification may be made only against such reasonable expenses and shall not be made in respect of any proceeding in which the person shall have been adjudged to be liable to the corporation. A director or officer shall not be indemnified under this section in respect of any proceeding charging improper personal benefit to such person, whether or not involving action in the person’s official capacity, in which the person shall have been adjudged to be liable on the basis that personal benefit was improperly received by such person. This section empowers a corporation to maintain insurance or furnish similar protection, including, but not limited to, providing a trust fund, a letter of credit, or self-insurance on behalf of any officer or director against any liability asserted against and incurred by the person in such capacity whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this section. Reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of such proceeding if such person furnishes the corporation a written affirmation of his good faith belief that the person has met the standard of conduct necessary for indemnification by the corporation as authorized in this section; such person furnishes the corporation a written undertaking to repay such amount if it shall ultimately be determined that the person has not met such standards of conduct; and a determination is made that the facts then known to those making the determination would not preclude indemnification under this section. The indemnification authorized by Section 53-11-4.1 is not exclusive of any other rights to which an officer or director may be entitled under the articles of incorporation, the bylaws, an agreement, a resolution of shareholders or directors or otherwise.

The restated articles of incorporation of SFNTC provide for the indemnification of each of the corporation’s directors, officers and/or employees or any former director, officer and/or employee, or any person who has served at the request of the corporation as a director or officer of another corporation in which the corporation owns shares of stock or of which it is a creditor, and the personal representative of any such persons, against costs and expenses actually and necessarily incurred by such person in connection with the defense of any action or proceeding in which such person is made a party by reason of being or having been a director, officer and/or employee, except in relation to matters as to which such person is adjudged in such action or proceeding to be liable for actual fraud in the performance of his or her duties. The right to indemnification also includes the right to be paid immediately the costs and expenses of any such action or proceeding upon the incurrence of any such cost or expense. If such director, officer and/or employee or former director, officer and/or employee is adjudged in any action or proceeding to be liable of actual fraud in the performance of his or her duties, such person shall be liable to repay the corporation for any such costs or expenses incurred and paid by the corporation.

The bylaws of SFNTC provide that SFNTC shall indemnify its past, present and future directors and officers (and their executors, administrators or other legal representatives) and hold them harmless to the fullest extent of SFNTC’s power to do so under the NMBCA and applicable law, from and against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the extent that any such director or officer is made a party to such proceeding by reason of the fact that the person is or was a director or officer of SFNTC (or served at the request of SFNTC as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other incorporated or unincorporated enterprise, including service with respect to employee benefit plans or trusts), except in relation to matters as to which any such officer or director shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of his or her duties. The bylaws of SFNTC further provide that SFNTC shall indemnify its past, present and future directors and officers (and their executors, administrators or other legal representatives) from and against all reasonable expense incurred by any such person in defending claims made or suits or proceedings brought against him or her as a director or officer. SFNTC shall pay and reimburse such expenses incurred by any such director or officer in advance of the final disposition of such proceeding if such person furnishes SFNTC a written affirmation of such person’s good faith belief that the person has met the standard of conduct necessary for indemnification by SFNTC; such person furnishes SFNTC a written undertaking to repay such amount if it shall ultimately be determined that the person has not met such standards of conduct; and a determination is made, if required by the NMBCA, that the facts then known to those making the determination would not preclude indemnification.

Directors’ and Officers’ Insurance

Under insurance policies maintained by RAI, the directors and officers of RAI and the other registrants are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers, including liabilities under the Securities Act of 1933, as amended. These insurance policies are designed to make payments on behalf of RAI and the other registrants to their directors and officers pursuant to the indemnification provisions described above as well as with respect to non-indemnifiable claims. These insurance policies maintained by RAI satisfy its obligations under its indemnification agreements with directors and officers.

Item 16. Exhibits

1.1*	Form of Underwriting Agreement.

4.1	Indenture dated as of May 31, 2006, by and among Reynolds American Inc., as issuer, and certain of its subsidiaries as guarantors, and The Bank of New York Mellon Trust Company, N.A., f/k/a The Bank of New York Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Reynolds American Inc.’s Current Report on Form 8-K dated May 31, 2006, and filed with the Securities and Exchange Commission on June 6, 2006).

4.2	First Supplemental Indenture, dated September 30, 2006, to Indenture, dated May 31, 2006, by and among Reynolds American Inc., as issuer, and certain of its subsidiaries as guarantors, and The Bank of New York Mellon Trust Company, N.A., f/k/a The Bank of New York Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Reynolds American Inc.’s Current Report on Form 8-K dated September 30, 2006, and filed with the Securities and Exchange Commission on October 2, 2006).

4.3	Second Supplemental Indenture, dated February 6, 2009, to Indenture, dated May 31, 2006, by and among Reynolds American Inc., as issuer, and certain of its subsidiaries as guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.21 to Reynolds American Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, filed February 23, 2009).

4.4*	Forms of Debt Securities.

5.1	Opinion of Kilpatrick Townsend & Stockton LLP.

5.2	Opinion of Betzer, Roybal & Eisenberg, P.C.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Kilpatrick Townsend & Stockton LLP (included in Exhibit 5.1).

23.2	Consent of Betzer, Roybal & Eisenberg, P.C. (included in Exhibit 5.2).

23.3	Consent of KPMG LLP.

24.1	Powers of Attorney of the Registrants (contained on the signature pages).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under Reynolds American Inc.’s Indenture dated as of May 31, 2006.

*	To be filed subsequently with a post-effective amendment to the registration statement or incorporated herein by reference from a Current Report on Form 8-K.

Item 17. Undertakings

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, referred to as the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	if the registrants are relying on Rule 430B;

(A)	each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule

430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of RAI’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) Each of the undersigned registrants hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Winston-Salem, State of North Carolina, on May 9, 2013.

REYNOLDS AMERICAN INC.

By:	/s/ Daniel M. Delen
Name:	Daniel M. Delen
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears above and below hereby constitutes and appoints McDara P. Folan, III, and Robert A. Emken, Jr., and each of them acting without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, with full power and authority to act in any and all capacities in connection with a registration statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of an indeterminate principal amount or number of debt securities of Reynolds American Inc., and guarantees of such debt securities by certain subsidiaries of Reynolds American Inc., including, without limiting the generality of the foregoing, to execute the Registration Statement on his or her behalf as a director or officer of, or on behalf of, Reynolds American Inc., and any or all amendments or supplements thereto, including any or all post-effective amendments, whether on Form S-3 or otherwise, and any new registration statement related thereto, filed under Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable Reynolds American Inc. to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of May 9, 2013.

Signature	Title

/s/ Daniel M. Delen Daniel M. Delen	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Thomas R. Adams Thomas R. Adams	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Frederick W. Smothers Frederick W. Smothers	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Thomas C. Wajnert Thomas C. Wajnert	Chairman of the Board and Director

Signature	Title

/s/ John P. Daly John P. Daly	Director

/s/ Martin D. Feinstein Martin D. Feinstein	Director

/s/ Luc Jobin Luc Jobin	Director

/s/ H. Richard Kahler H. Richard Kahler	Director

/s/ Holly K. Koeppel Holly K. Koeppel	Director

/s/ Nana Mensah Nana Mensah	Director

/s/ Lionel L. Nowell III Lionel L. Nowell III	Director

/s/ H.G.L. Powell H.G.L. Powell	Director

/s/ Richard E. Thornburgh Richard E. Thornburgh	Director

/s/ Neil R. Withington Neil R. Withington	Director

/s/ John J. Zillmer John J. Zillmer	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Winston-Salem, State of North Carolina, on May 9, 2013.

R. J. REYNOLDS TOBACCO COMPANY

By:	/s/ Andrew D. Gilchrist
Name:	Andrew D. Gilchrist
Title:	President and Chief Commercial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears above and below hereby constitutes and appoints McDara P. Folan, III, and Robert A. Emken, Jr., and each of them acting without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, with full power and authority to act in any and all capacities in connection with a registration statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of an indeterminate principal amount or number of debt securities of Reynolds American Inc., and guarantees of such debt securities by certain subsidiaries of Reynolds American Inc., including, without limiting the generality of the foregoing, to execute the Registration Statement on his or her behalf as a director or officer of, or on behalf of, R. J. Reynolds Tobacco Company, and any or all amendments or supplements thereto, including any or all post-effective amendments, whether on Form S-3 or otherwise, and any new registration statement related thereto, filed under Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable R. J. Reynolds Tobacco Company to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of May 9, 2013.

Signature	Title

/s/ Andrew D. Gilchrist Andrew D. Gilchrist	President, Chief Commercial Officer and Director (Principal Executive Officer)

/s/ Mark A. Peters Mark A. Peters	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

/s/ Jeffery S. Gentry Jeffery S. Gentry	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Winston-Salem, State of North Carolina, on May 9, 2013.

R. J. REYNOLDS TOBACCO CO.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears above and below hereby constitutes and appoints McDara P. Folan, III, and Robert A. Emken, Jr., and each of them acting without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, with full power and authority to act in any and all capacities in connection with a registration statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of an indeterminate principal amount or number of debt securities of Reynolds American Inc., and guarantees of such debt securities by certain subsidiaries of Reynolds American Inc., including, without limiting the generality of the foregoing, to execute the Registration Statement on his or her behalf as a director or officer of, or on behalf of, R. J. Reynolds Tobacco Co., and any or all amendments or supplements thereto, including any or all post-effective amendments, whether on Form S-3 or otherwise, and any new registration statement related thereto, filed under Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable R. J. Reynolds Tobacco Co. to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of May 9, 2013.

Signature	Title

/s/ McDara P. Folan, III McDara P. Folan, III	President and Director (Principal Executive Officer)

/s/ Daniel A. Fawley Daniel A. Fawley	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wilmington, State of Delaware, on May 9, 2013.

REYNOLDS FINANCE COMPANY

By:	/s/ Caroline M. Price
Name:	Caroline M. Price
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears above and below hereby constitutes and appoints McDara P. Folan, III, and Robert A. Emken, Jr., and each of them acting without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, with full power and authority to act in any and all capacities in connection with a registration statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of an indeterminate principal amount or number of debt securities of Reynolds American Inc., and guarantees of such debt securities by certain subsidiaries of Reynolds American Inc., including, without limiting the generality of the foregoing, to execute the Registration Statement on his or her behalf as a director or officer of, or on behalf of, Reynolds Finance Company, and any or all amendments or supplements thereto, including any or all post-effective amendments, whether on Form S-3 or otherwise, and any new registration statement related thereto, filed under Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable Reynolds Finance Company to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of May 9, 2013.

Signature	Title

/s/ Caroline M. Price Caroline M. Price	President and Director (Principal Executive Officer)

/s/ Dale L. Orrell Dale L. Orrell	Treasurer and Director (Principal Financial Officer)

/s/ Barbara J. Aldridge Barbara J. Aldridge	Vice President and Director (Principal Accounting Officer)

/s/ Donald J. Puglisi Donald J. Puglisi	Director

/s/ Gordon W. Stewart Gordon W. Stewart	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Winston-Salem, State of North Carolina, on May 9, 2013.

REYNOLDS INNOVATIONS INC.

By:	/s/ David A. Shirlen
Name:	David A. Shirlen
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears above and below hereby constitutes and appoints McDara P. Folan, III, and Robert A. Emken, Jr., and each of them acting without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, with full power and authority to act in any and all capacities in connection with a registration statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of an indeterminate principal amount or number of debt securities of Reynolds American Inc., and guarantees of such debt securities by certain subsidiaries of Reynolds American Inc., including, without limiting the generality of the foregoing, to execute the Registration Statement on his or her behalf as a director or officer of, or on behalf of, Reynolds Innovations Inc., and any or all amendments or supplements thereto, including any or all post-effective amendments, whether on Form S-3 or otherwise, and any new registration statement related thereto, filed under Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable Reynolds Innovations Inc. to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of May 9, 2013.

Signature	Title

/s/ David A. Shirlen David A. Shirlen	President and Director (Principal Executive Officer)

/s/ Daniel A. Fawley Daniel A. Fawley	Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ McDara P. Folan, III McDara P. Folan, III	Director

/s/ William M. Bryner William M. Bryner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oxford, State of North Carolina, on May 9, 2013.

SANTA FE NATURAL TOBACCO COMPANY, INC.

By:	/s/ Michael A. Little
Name:	Michael A. Little
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears above and below hereby constitutes and appoints McDara P. Folan, III, and Robert A. Emken, Jr., and each of them acting without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, with full power and authority to act in any and all capacities in connection with a registration statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of an indeterminate principal amount or number of debt securities of Reynolds American Inc., and guarantees of such debt securities by certain subsidiaries of Reynolds American Inc., including, without limiting the generality of the foregoing, to execute the Registration Statement on his or her behalf as a director or officer of, or on behalf of, Santa Fe Natural Tobacco Company, Inc., and any or all amendments or supplements thereto, including any or all post-effective amendments, whether on Form S-3 or otherwise, and any new registration statement related thereto, filed under Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable Santa Fe Natural Tobacco Company, Inc. to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of May 9, 2013.

Signature	Title

/s/ Michael A. Little Michael A. Little	President and Director (Principal Executive Officer)

/s/ Daniel A. Fawley Daniel A. Fawley	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert A. Emken, Jr. Robert A. Emken, Jr.	Director

/s/ Cressida J. Lozano Cressida J. Lozano	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Winston-Salem, State of North Carolina, on May 9, 2013.

ROSSWIL LLC

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears above and below hereby constitutes and appoints McDara P. Folan, III, and Robert A. Emken, Jr., and each of them acting without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, with full power and authority to act in any and all capacities in connection with a registration statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of an indeterminate principal amount or number of debt securities of Reynolds American Inc., and guarantees of such debt securities by certain subsidiaries of Reynolds American Inc., including, without limiting the generality of the foregoing, to execute the Registration Statement on his or her behalf as a director or officer of, or on behalf of, Rosswil LLC, and any or all amendments or supplements thereto, including any or all post-effective amendments, whether on Form S-3 or otherwise, and any new registration statement related thereto, filed under Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable Rosswil LLC to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of May 9, 2013.

Signature	Title

/s/ McDara P. Folan, III McDara P. Folan, III	President and Manager (Principal Executive Officer)

/s/ Daniel A. Fawley Daniel A. Fawley	Vice President, Treasurer and Manager (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Memphis, State of Tennessee, on May 9, 2013.

AMERICAN SNUFF COMPANY, LLC

By:	/s/ Randall M. Spach
Name:	Randall M. Spach
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears above and below hereby constitutes and appoints McDara P. Folan, III, and Robert A. Emken, Jr., and each of them acting without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, with full power and authority to act in any and all capacities in connection with a registration statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of an indeterminate principal amount or number of debt securities of Reynolds American Inc., and guarantees of such debt securities by certain subsidiaries of Reynolds American Inc., including, without limiting the generality of the foregoing, to execute the Registration Statement on his or her behalf as a director or officer of, or on behalf of, American Snuff Company, LLC, and any or all amendments or supplements thereto, including any or all post-effective amendments, whether on Form S-3 or otherwise, and any new registration statement related thereto, filed under Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable American Snuff Company, LLC to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of May 9, 2013.

Signature	Title

/s/ Randall M. Spach Randall M. Spach	President and Manager (Principal Executive Officer)

/s/ Daniel A. Fawley Daniel A. Fawley	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert H. Krauch, Jr. Robert H. Krauch, Jr.	Manager

/s/ Daniel A. Range Daniel A. Range	Manager

/s/ Brian J. Stebbins Brian J. Stebbins	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Winston-Salem, State of North Carolina, on May 9, 2013.

CONWOOD HOLDINGS, INC.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears above and below hereby constitutes and appoints McDara P. Folan, III, and Robert A. Emken, Jr., and each of them acting without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, with full power and authority to act in any and all capacities in connection with a registration statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of an indeterminate principal amount or number of debt securities of Reynolds American Inc., and guarantees of such debt securities by certain subsidiaries of Reynolds American Inc., including, without limiting the generality of the foregoing, to execute the Registration Statement on his or her behalf as a director or officer of, or on behalf of, Conwood Holdings, Inc., and any or all amendments or supplements thereto, including any or all post-effective amendments, whether on Form S-3 or otherwise, and any new registration statement related thereto, filed under Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable Conwood Holdings, Inc. to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of May 9, 2013.

Signature	Title

/s/ McDara P. Folan, III McDara P. Folan, III	President and Director (Principal Executive Officer)

/s/ Daniel A. Fawley Daniel A. Fawley	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Winston-Salem, State of North Carolina, on May 9, 2013.

R.J. REYNOLDS TOBACCO HOLDINGS, INC.

By:	/s/ Thomas R. Adams
Name:	Thomas R. Adams
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears above and below hereby constitutes and appoints McDara P. Folan, III, and Robert A. Emken, Jr., and each of them acting without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, with full power and authority to act in any and all capacities in connection with a registration statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of an indeterminate principal amount or number of debt securities of Reynolds American Inc., and guarantees of such debt securities by certain subsidiaries of Reynolds American Inc., including, without limiting the generality of the foregoing, to execute the Registration Statement on his or her behalf as a director or officer of, or on behalf of, R.J. Reynolds Tobacco Holdings, Inc., and any or all amendments or supplements thereto, including any or all post-effective amendments, whether on Form S-3 or otherwise, and any new registration statement related thereto, filed under Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable R.J. Reynolds Tobacco Holdings, Inc. to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of May 9, 2013.

Signature	Title

/s/ Thomas R. Adams Thomas R. Adams	President (Principal Executive Officer)

/s/ Daniel A. Fawley Daniel A. Fawley	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

/s/ McDara P. Folan, III McDara P. Folan, III	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Winston-Salem, State of North Carolina, on May 9, 2013.

R. J. REYNOLDS GLOBAL PRODUCTS, INC.

By:	/s/ Andrew D. Gilchrist
Name:	Andrew D. Gilchrist
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears above and below hereby constitutes and appoints McDara P. Folan, III, and Robert A. Emken, Jr., and each of them acting without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, with full power and authority to act in any and all capacities in connection with a registration statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of an indeterminate principal amount or number of debt securities of Reynolds American Inc., and guarantees of such debt securities by certain subsidiaries of Reynolds American Inc., including, without limiting the generality of the foregoing, to execute the Registration Statement on his or her behalf as a director or officer of, or on behalf of, R. J. Reynolds Global Products, Inc., and any or all amendments or supplements thereto, including any or all post-effective amendments, whether on Form S-3 or otherwise, and any new registration statement related thereto, filed under Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable R. J. Reynolds Global Products, Inc. to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of May 9, 2013.

Signature	Title

/s/ Andrew D. Gilchrist Andrew D. Gilchrist	President and Director (Principal Executive Officer)

/s/ Daniel A. Fawley Daniel A. Fawley	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

/s/ McDara P. Folan, III McDara P. Folan, III	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Winston-Salem, State of North Carolina, on May 9, 2013.

RAI SERVICES COMPANY

By:	/s/ Daniel M. Delen
Name:	Daniel M. Delen
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears above and below hereby constitutes and appoints McDara P. Folan, III, and Robert A. Emken, Jr., and each of them acting without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, with full power and authority to act in any and all capacities in connection with a registration statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of an indeterminate principal amount or number of debt securities of Reynolds American Inc., and guarantees of such debt securities by certain subsidiaries of Reynolds American Inc., including, without limiting the generality of the foregoing, to execute the Registration Statement on his or her behalf as a director or officer of, or on behalf of, RAI Services Company, and any or all amendments or supplements thereto, including any or all post-effective amendments, whether on Form S-3 or otherwise, and any new registration statement related thereto, filed under Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable RAI Services Company to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of May 9, 2013.

Signature	Title

/s/ Daniel M. Delen Daniel M. Delen	President (Principal Executive Officer)

/s/ Thomas R. Adams Thomas R. Adams	Executive Vice President, Chief Financial Officer, Chief Information Officer and Director (Principal Financial Officer)

/s/ Daniel A. Fawley Daniel A. Fawley	Senior Vice President and Treasurer (Principal Accounting Officer)

/s/ Lisa J. Caldwell Lisa J. Caldwell	Director

/s/ Martin L. Holton III Martin L. Holton III	Director

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement.

4.1	Indenture dated as of May 31, 2006, by and among Reynolds American Inc., as issuer, and certain of its subsidiaries as guarantors, and The Bank of New York Mellon Trust Company, N.A., f/k/a The Bank of New York Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Reynolds American Inc.’s Current Report on Form 8-K dated May 31, 2006, and filed with the Securities and Exchange Commission on June 6, 2006).

4.2	First Supplemental Indenture, dated September 30, 2006, to Indenture, dated May 31, 2006, by and among Reynolds American Inc., as issuer, and certain of its subsidiaries as guarantors, and The Bank of New York Mellon Trust Company, N.A., f/k/a The Bank of New York Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Reynolds American Inc.’s Current Report on Form 8-K dated September 30, 2006, and filed with the Securities and Exchange Commission on October 2, 2006).

4.3	Second Supplemental Indenture, dated February 6, 2009, to Indenture, dated May 31, 2006, by and among Reynolds American Inc., as issuer, and certain of its subsidiaries as guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.21 to Reynolds American Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, filed February 23, 2009).

4.4*	Forms of Debt Securities.

5.1	Opinion of Kilpatrick Townsend & Stockton LLP.

5.2	Opinion of Betzer, Roybal & Eisenberg, P.C.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Kilpatrick Townsend & Stockton LLP (included in Exhibit 5.1).

23.2	Consent of Betzer, Roybal & Eisenberg, P.C. (included in Exhibit 5.2).

23.3	Consent of KPMG LLP.

24.1	Powers of Attorney of the Registrants (contained on the signature pages).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under Reynolds American Inc.’s Indenture dated May 31, 2006.

*	To be filed subsequently with a post-effective amendment to the registration statement or incorporated herein by reference from a Current Report on Form 8-K.